SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                      [X]
Filed by a party other than the Registrant   [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement         [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement              Commission Only (as permitted by
[ ]  Definitive Additional Materials         Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                             Ravenswood Winery, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transactions applies:

(2)  Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing party:

(4)  Date filed:

                             RAVENSWOOD WINERY, INC.
                               18701 GEHRICKE ROAD
                            SONOMA, CALIFORNIA 95476


                            ------------------------

                            NOTICE OF ANNUAL MEETING

                            ------------------------


Dear Shareholder:

     On Tuesday, November 7, 2000, Ravenswood Winery, Inc. will hold its Annual Meeting of Shareholders at the Quarry Facility, 26200 Arnold Drive, Sonoma, California. The meeting will begin at 11:00 a.m.

     Only shareholders that owned stock at the close of business on September 11, 2000 can vote at this meeting. A list of such shareholders will be available at 18701 Gehricke Road, Sonoma, California 95476 for ten days prior to the Annual Meeting. At the meeting, we will consider the following proposals:

         1. To elect a Board of Directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed;

         2. To ratify an amendment to the 1999 Equity Incentive Plan to increase the number of shares issuable under the Plan; and

         3. To ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors for the 2001 fiscal year;

         4. To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

         Our 2000 Annual Report to Shareholders accompanies this Notice of Annual Meeting and Proxy Statement.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS OUTLINED IN THIS PROXY STATEMENT.


    Our Management will also report on our 2000 fiscal year business results and other matters of interest to shareholders at the meeting.


                                          By Order of the Board of Directors,


                                          Justin M. Faggioli
                                          Executive Vice President and Secretary


Sonoma, California
October 6, 2000


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                             RAVENSWOOD WINERY, INC.
                               18701 GEHRICKE ROAD
                            SONOMA, CALIFORNIA 95476

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------



                                TABLE OF CONTENTS

Questions and Answers.......................................................   1
Proposals You May Vote On...................................................   3
Nominees for the Board of Directors.........................................   6
Statement of Corporate Governance...........................................   8
Directors' Compensation.....................................................   8
Officers' Compensation......................................................   8
Directors' and Officers' Ownership of Our Common Stock......................  10
Certain Transactions........................................................  12
Directors' and Officers' Indemnification....................................  13
Section 16(a) Beneficial Ownership Reporting Compliance.....................  13
Other Matters...............................................................  13
Annual Report...............................................................  13

                              QUESTIONS AND ANSWERS

1.   Q:  WHO IS SOLICITING MY VOTE?

     A: This proxy solicitation is being made and paid for by Ravenswood Winery, Inc.

2.   Q:  WHEN WAS THIS PROXY STATEMENT MAILED TO SHAREHOLDERS?


     A: This proxy statement was first mailed to shareholders on or about October 6, 2000.


3.   Q:  WHAT MAY I VOTE ON?


     A: (1) The election of nominees to serve on our Board of Directors; (2) The ratification of the amendment to the 1999 Equity Incentive Plan; and (3) The ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors for the 2001 fiscal year;


4.   Q:  HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

     A: The Board recommends a vote FOR each of the nominees. The Board recommends a vote FOR the amendment to the 1999 Equity Incentive Plan. The Board recommends a vote FOR the ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors for the 2001 fiscal year.

5.   Q:  WHO IS ENTITLED TO VOTE?

     A: Only shareholders of record at the close of business on September 11, 2000 (the Record Date) can vote at this meeting.

6.   Q:  HOW DO I VOTE?


     A: You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the director nominees, FOR the ratification of the amendment to the 1999 Equity Incentive Plan and FOR the ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors. You have the right to revoke your proxy at any time before the meeting by: (1) notifying the Secretary, Justin M. Faggioli, at the address shown above; (2) voting in person; or (3) submitting a later-dated proxy card.


7. Q: HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

     A: If your shares are held by your broker, often referred to as "in street name," you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker will vote your shares at its discretion on your behalf.

8.   Q:  WHO WILL COUNT THE VOTE?

     A:  A  representative  of  our  transfer  agent,   ChaseMellon  Shareholder
         Services, will count the votes and act as the inspector of election.

9.   Q:  IS MY VOTE CONFIDENTIAL?


     A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to ChaseMellon Shareholder Services, and handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit ChaseMellon Shareholder Services to tabulate and certify the vote; and
         (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to our management. Your identity will be kept confidential unless you ask that your name be disclosed.


10.  Q:  HOW MANY SHARES CAN VOTE?

     A: As of September 11, 2000, 4,858,929 shares of Common Stock were issued and outstanding. Every shareholder is entitled to one (1) vote for each share of Common Stock held.

11.  Q:  WHAT IS A "QUORUM"?

     A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. Abstentions are counted for the purposes of determining the presence or absence of a quorum. Abstentions are not counted for any purpose in determining whether a particular proposal is approved or disapproved.

12.  Q:  HOW ARE MATTERS PASSED OR DEFEATED?


     A: Director nominees receiving the highest number of affirmative votes up to the number of directors to be elected will be elected. The ratification of the amendment to the 1999 Equity Incentive Plan and the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors must receive affirmative votes from more than 50% of the shares voting in order to be adopted.


13.  Q:  WHAT IS CUMULATIVE VOTING AND IS IT ALLOWED?

     A: Each shareholder entitled to vote at an election for Directors may cumulate the votes to which such shareholder is entitled. This means that the shareholder may cast a total number of votes equal to the number of Directors to be elected multiplied by the number of shares of Common Stock held by the shareholder. Further, the shareholder may cast such total number of votes for one or more nominees in such proportions as the shareholder sees fit. However, no shareholder is entitled to cumulate such shareholder's votes unless the nominees for which such shareholder is voting have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes.

14.  Q:  WHO CAN ATTEND THE ANNUAL MEETING AND HOW DO I GET ON THE GUEST LIST?


     A: Shareholders of record at the close of business on September 11, 2000 can attend. This Notice of Annual Meeting and Proxy Statement and our 2000 Annual Report are accompanied by an invitation to the meeting. You may indicate your intention to attend the meeting by checking the appropriate box on your proxy card or, if your shares are held through a broker and you'd like to attend, please write to Justin M. Faggioli, Secretary, at Ravenswood Winery, Inc., 18701 Gehricke Road, Sonoma, California 95476. Include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will place your name on the guest list.


15.  Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

     A: We do not know of any business to be considered at the 2000 Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your signed proxy card gives authority to designated proxies named therein to vote on such matters at their discretion.

16.  Q:  WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING DUE?

     A: Any shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Justin M. Faggioli, Secretary, Ravenswood Winery, Inc., 18701 Gehricke Road, Sonoma, California 95476, prior to July 10, 2001.

17. Q: CAN A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF RAVENSWOOD OR BRING BUSINESS BEFORE AN ANNUAL MEETING?

     A: Our Bylaws provide that in order for a shareholder to bring business before or propose Director nominations at an annual meeting of shareholders, the shareholder must provide advance notice of such proposal or nomination by writing to the Board of Directors, c/o Justin
         M. Faggioli, Secretary, Ravenswood Winery, Inc., 18701 Gehricke Road, Sonoma, California 95476. Specifically, the shareholder must give written notice to the Secretary not less than 30 days nor more than 60 days prior to the date of the annual meeting. The notice must contain specified information about the proposed business or each nominee and about the shareholder making the proposal or nomination. In the event that less than 45 days' prior notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder, in order to be timely, must be received no later than the close of business on the 10th day following the date on which such notice of the annual meeting date was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Finally, the recommendation must include the written consent of each nominee to serve as a Director, if elected.

                            PROPOSALS YOU MAY VOTE ON

1.   ELECTION OF DIRECTORS

         There are currently seven members of the Board of Directors. All seven current members of the Board of Directors are nominees for election this year: W. Reed Foster, Joel E. Peterson, Callie S. Konno, Justin M. Faggioli, James F. Wisner, Robert E. McGill, III and John D. Nichols. All directors are elected annually and serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. If any director is unable to stand for re-election, the Board may reduce the Board's size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

    YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

2.  RATIFICATION OF THE AMENDMENT TO RAVENSWOOD'S 1999 EQUITY INCENTIVE PLAN

         The shareholders are being asked to vote to approve an amendment to Ravenswood's 1999 Equity Incentive Plan (the "1999 Plan"), adopted by the Board on August 1, 2000 subject to your approval, that will increase the number of shares available for issuance under the 1999 Plan by 250,000 shares. The Board believes the amendment is necessary in order to provide Ravenswood with the ability to grant a sufficient amount of stock options to attract and retain the services of key individuals. The principal terms and provisions of the 1999 Plan as modified by the recent amendment are summarized below. The summary is not intended to be a complete description of all the terms of the 1999 Plan. A copy of the 1999 Plan, as amended, will be furnished by Ravenswood to any shareholder upon written request to the Secretary of Ravenswood.

     SHARES SUBJECT TO THE 1999 PLAN

         A total of 500,000 shares was originally authorized under the 1999 Plan. Ravenswood is seeking shareholder approval to increase the authorized number by 250,000 shares to a total number of 750,000 shares. Shares issuable in connection with the 1999 Plan are subject to adjustment in the event of stock splits, stock dividends and other situations. As of June 30, 2000, there were options outstanding to purchase an aggregate of 482,750 shares of Common Stock under the 1999 Plan, at exercise prices ranging from $10.50 to $12.23 per share, or a weighted average per share exercise price of $11.20. If any option granted under the 1999 Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional awards. As of June 30, 2000, only 17,250 shares of Common Stock were available for future grants under the 1999 Plan.

     PARTICIPANTS

         Any person who is an employee, consultant or other person who provides services to Ravenswood or a subsidiary of Ravenswood is eligible to receive awards under the 1999 Plan. Awards may be approved by the Board of Directors or an authorized committee of the Board of Directors.

     ADMINISTRATION

         The 1999 Plan is administered by the Board of Directors. The Board of Directors may periodically adopt rules and regulations for carrying out the 1999 Plan. The Board of Directors may amend the 1999 Plan, as desired, without further action by Ravenswood's shareholders except as required by applicable law.

     TERMS OF STOCK OPTIONS

         Awards under the 1999 Plan consist of nonstatutory stock options ("NSOs") and incentive stock options ("ISOs"). Options granted pursuant to the 1999 Plan need not be identical. The purchase price under each option is established by the Board of Directors but in no event can the option price for ISOs be less than one hundred percent (100%) of the fair market value of the stock on the date of grant. The closing sale price per share of the Common Stock as reported on the Nasdaq Stock Market on September 21, 2000 was $14.00. The option price must be paid in full at the time of exercise. The price may be paid in cash or, if permitted by the Stock Option Agreement, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver part of the sale proceeds to Ravenswood, by the surrender of shares of Ravenswood Common Stock owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing. Options have such terms and are exercisable in such manner and at such times as the Board of Directors may determine. In addition, no optionee may be granted options in excess of 500,000 shares of the Common Stock. However, each option must expire within a period of not more than ten years from the grant date. Unless the Stock Option Agreement otherwise provides, each option is transferable only by will or laws of descent and distribution and shall only be exercisable by the participant during his or her lifetime. The Board of Directors may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in return for the grant of new options at the same or a different price, except the optionee must consent to any modification, extension or renewal which impairs his or her rights or increases his or her obligations under such option.


     FEDERAL INCOME TAX CONSEQUENCES


         The following discussion of the federal income tax consequences of the 1999 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise. ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements. An optionee is not subject to ordinary income tax on the grant or exercise of an ISO. The difference between the exercise price and the fair market value on the exercise date of the shares acquired under an ISO will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the option exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option exercise price. The balance of the consideration received on such a disposition will be capital gain (long-term capital gain if the stock had been held for more than one year following exercise of the ISO). Ravenswood is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, Ravenswood will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee. An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. Ravenswood is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for more than one year following exercise. Ravenswood does not receive a deduction for this gain.

     NEW PLAN BENEFITS

         With respect to all future grants, the Board of Directors has full discretion to determine the number and amount of options to be granted to optionees under the 1999 Plan, subject to an annual limitation on the total number of options that may be granted to any optionee. Therefore, other than as described in this paragraph, the benefits and amounts that will be received by each of the officers named in the Summary Compensation Table below, the executive officers as a group and all other employees under the 1999 Plan are not presently determinable.

     REQUIRED APPROVAL

         The affirmative vote of the holders of a majority of shares represented and voting on the matter at a duly held meeting at which a quorum is present is required to approve the amendment of the 1999 Plan. Unless marked to the contrary, proxies received will be voted "FOR" approval of the ratification of amendment to the 1999 Plan.

         YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN.


3. RATIFICATION OF THE APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS INDEPENDENT AUDITORS

         The Audit Review Committee has recommended, and the Board has appointed, Odenberg, Ullakko, Muranishi & Co. LLP as our independent auditors for the 2001 fiscal year (July 1, 2000 through June 30, 2001), subject to your ratification.

         Audit services provided by Odenberg, Ullakko, Muranishi & Co. LLP during fiscal 2000 included an audit of our financial statements. They reviewed our Annual Report and certain other filings with the SEC and certain other governmental agencies. They have unrestricted access to the Audit Review Committee to discuss audit findings and other financial matters. Odenberg, Ullakko, Muranishi & Co. LLP also provided various non-audit services to us during fiscal 2000.

         Odenberg, Ullakko, Muranishi & Co. LLP have been engaged as our independent auditors since July 1, 1998. Prior to that date, Field Accountancy Corporation served as independent accountant, but did not conduct an audit of, or issue an audit opinion concerning, our financial statements. During its engagement as our independent accountant, there were no disagreements with Field Accountancy Corporation on any matter of accounting principles or practices, or financial statement disclosure. Field Accountancy Corporation did not resign nor was it dismissed. In anticipation of our initial public offering, Odenberg, Ullakko, Muranishi & Co. LLP assumed the role of independent auditors and Field Accountancy Corporation continued in its role as preparer of Ravenswood's corporate tax returns. The decision to engage Odenberg, Ullakko, Muranishi & Co. LLP was approved by the Board. Prior to July 1, 1998, we did not consult with Odenberg, Ullakko, Muranishi & Co. LLP on items which involved accounting principles or the form of audit opinion to be issued on our financial statements.

         A representative of Odenberg, Ullakko, Muranishi & Co. LLP is expected to attend the Annual Meeting. He or she will have the opportunity to speak at the meeting if he or she wishes and will also respond to appropriate questions.

     YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS OUR INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

                       NOMINEES FOR THE BOARD OF DIRECTORS

W. Reed Foster
Director Since 1986
Age 68

     W. Reed Foster co-founded Ravenswood in 1976. He has served as Chairman, Chief Executive Officer and a Director since Ravenswood's incorporation in 1986. From 1970 until joining Ravenswood, Mr. Foster operated a commercial real estate firm in San Francisco. He also co-founded the San Francisco Vintner's Club, serving as its president for six years, and served as an officer of Draper & Esquin, a retail wine shop, for 15 years. Mr. Foster is a director of Woods Edge, Inc. He received a B.A. in philosophy from Williams College and an M.B.A. from the Harvard Graduate School of Business Administration.

Joel E. Peterson
Director Since 1986
Age 53

     Joel E. Peterson co-founded Ravenswood in 1976. He has served as President, Winemaker and a Director since Ravenswood's incorporation in 1986. Mr. Peterson's duties as Winemaker involve managing and directing the winemaking process and staff, and sourcing grape and bulk wine supplies. From 1973 until joining Ravenswood, Mr. Peterson was a wine writer and a consultant in the art of traditional winemaking as practiced in Bordeaux and Burgundy. Mr. Peterson holds a B.S. in Microbiology and Biochemistry from Oregon State University and a Medical Technology degree from the University of California, San Francisco. Mr. Peterson was actively involved in immunology research at Mt. Zion Hospital until 1977.

Justin M. Faggioli
Director Since October 1996
Age 49

     Justin M. Faggioli has served as Executive Vice President of Ravenswood since January 1995, and as Secretary and a Director since October 1996. Prior to joining Ravenswood, from May 1991 until January 1995, Mr. Faggioli operated a 2,600-acre ranch in Sonoma County owned by his wife's family and helped develop a 175-acre vineyard on that property. Since 1991, Mr. Faggioli has been a director of E. J. Bullard Company. Mr. Faggioli is a director of WineSmart.com. Mr. Faggioli holds B.S. and M.S. degrees in Earth Sciences from Stanford University and an M.B.A. from the Harvard Graduate School of Business Administration.

Callie S. Konno
Director Since February 1999
Age 47

     Callie S. Konno has served as Ravenswood's Chief Financial Officer since 1996 and has served as a Director since February 1999. From 1993 until her appointment as Chief Financial Officer, Ms. Konno served as Secretary of Ravenswood and was responsible for various accounting and administrative duties. She holds an A.B. in History and International Relations from Occidental College and an M.L.I.S. in Library and Information Studies from the University of California, Berkeley. In addition, Ms. Konno has passed the Certified Public Accountants examination.

James F. Wisner
Director Since 1986
Age 66

     James F. Wisner has served as a Director since Ravenswood's incorporation in 1986. Mr. Wisner has practiced law as a sole practitioner since 1992. From 1972 until 1992, Mr. Wisner was a partner in the law firm of Bancroft, Avery & McAllister in San Francisco, California. He holds an A.B. in American History from Yale University, a J.D. from Stanford University and an M.B.A. from Golden Gate University.

Robert E. McGill, III
Director Since February 1999
Age 69

     Robert E. McGill, III has served as a Director of Ravenswood since February 1999. Mr. McGill currently serves as a director of Lydall, Inc. and Chemfab Corporation, each of which is a specialty materials manufacturing company traded on the New York Stock Exchange. In addition, he currently serves as a trustee of Travelers Mutual & Variable Annuity Funds, an investment company. From 1975 to 1995, Mr. McGill served in various senior management positions, including, most recently, as executive vice president, finance and administration, and, from 1983 to 1995 as a director, of The Dexter Corporation, a specialty materials and chemical manufacturing company. Mr. McGill received a B.A. in Economics from Williams College and an M.B.A. from the Harvard Graduate School of Business Administration.

John D. Nichols
Director Since February 2000
Age 70

     John D. Nichols has served as a Director of Ravenswood since February 2000. He joined Illinois Tool Works in 1980 as Executive Vice President and was named President, Chief Operating Officer and a director in 1981 and Chairman in 1986. He served as Chief Executive Officer from 1982 through August 1995. From 1969 through 1979, he was Executive Vice President and Chief Operating Officer of Aerojet-General Corporation. Mr. Nichols is a director of Household International, Philip Morris Companies Inc., Rockwell International Corp., and Grand Eagle Mining Inc. He serves as an Overseer of Harvard University and a trustee of a number of cultural and business organizations.

                        STATEMENT OF CORPORATE GOVERNANCE

     Our business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to our senior management team.

     Our Board usually meets four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held four meetings during the 2000 fiscal year. All Directors attended at least seventy-five percent of the Board Meetings and meetings of the committees of the Board on which such Director served. The Chief Executive Officer usually proposes the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters to be included in the agenda or at the meetings. The Chief Executive Officer, Chief Financial Officer and other members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board's discussion of these presentations. Significant matters that require Board approval are voted on at the meetings.

     Board members have complete access to senior management. They may also seek independent, outside advice.

     Committee Structure. The Board considers all major decisions. The Board has established two standing committees so that certain areas can be addressed in more depth than may be possible at a full Board meeting. Each committee is chaired by an independent, outside Director.

     Audit Review Committee. This committee oversees our financial reporting process and our internal controls. The Audit Review Committee reports on its activities to the Board. The members of this committee are James F. Wisner, Robert E. McGill, III and John D. Nichols. This committee held at least two meetings during the 2000 fiscal year.

    Compensation Committee. This committee reviews the compensation of the CEO and senior management, as well as our general employee compensation and benefits policies and practices. The members of this committee are James F. Wisner and Robert E. McGill, III. This committee held one meeting during the 2000 fiscal year.

                             DIRECTORS' COMPENSATION

     Our outside Directors (those Directors who are not employees of our company), James F. Wisner, Robert E. McGill, III and John D. Nichols, do not receive regular compensation for serving on our Board, although they are reimbursed for reasonable expenses related to the attendance of Board meetings. We pay for Directors' liability insurance and we have entered into indemnification agreements with each of our Directors. During the 2000 fiscal year, we made discretionary nonstatutory option grants to each of Messrs. Wisner, McGill and Nichols to purchase 5,000 shares of our Common Stock, which vest at a rate of 20% per year over five years. The exercise price for each of those grants is $11.12 per share, the market value of our Common Stock on the date of grant.

     During fiscal 2000, Mr. Wisner received approximately $10,500 in fees from our company for certain legal services he provided to our company.

     Employee Directors are not eligible for any additional compensation for service on the Board or its committees.

                             OFFICERS' COMPENSATION

 Summary  Compensation  Table (1)

     The following table sets forth information for the 2000 fiscal year, regarding the compensation earned by the Chief Executive Officer and each of our three most highly compensated executive officers, other than the Chief Executive
Officer,  whose compensation  exceeded $100,000 for the 2000 fiscal year ("Named
Executive Officers"). We have not entered into employment agreements with any of our officers. We have purchased key-man life insurance policies with respect to Messrs. Peterson and Foster, in the amounts of $7 million and $2 million, respectively.

                                       9


                                                                                                         Number of
                                                                                           401(K)         Shares
                                                                                          Matching      Underlying
Name and Principal Position                         Year         Salary      Bonus     Contributions      Options
---------------------------                         ----         ------      -----     -------------    ----------
W. Reed Foster
  Chairman of the Board of Directors
  and Chief Executive Officer...................    2000       $236,154    $50,000           $5,603       50,000

                                                    1999       $174,350    $45,000           $7,693       50,000

                                                    1998       $149,942    $35,000           $7,398            -

Joel E. Peterson
  Winemaker and President.......................    2000       $236,154    $50,000           $5,200       50,000

                                                    1999       $174,350    $45,000           $5,200       50,000

                                                    1998       $149,942    $35,000           $1,467            -

Callie S. Konno
  Chief Financial Officer.......................    2000       $157,462    $50,000           $5,523       37,500

                                                    1999       $ 97,750    $45,000           $5,710       37,500

                                                    1998       $ 76,047    $35,000           $4,442            -

Justin M. Faggioli
  Executive Vice President and Secretary........    2000       $186,923    $50,000           $5,403       37,500

                                                    1999       $132,500    $45,000           $7,100       37,500

                                                    1998       $108,654    $35,000           $5,749            -
-----------------

(1) The "Other Annual Compensation" column was omitted since this compensation did not exceed the lesser of $50,000 or 10% of the total of any Named
    Executive Officer's salary and bonus, nor did any such Named Executive Officer receive any restricted stock award, stock appreciation right or payment under any long-term incentive plan.

Option  Grants  During  The 2000  Fiscal  Year.

         The following table presents additional information concerning the option awards shown in the Summary Compensation Table for the 2000 fiscal year.
These  options to purchase our Common Stock were granted to the Named  Executive
Officers under the 1999 Equity Incentive Plan at exercise prices either equal to or in excess of the market value of our Common Stock on the date of grant.

                                       10


                                                         % of Total
                                Number of Shares      Options Granted to
                                   Underlying         Employees in Last     Exercise Price   Expiration
Name                             Options Granted         Fiscal Year(1)       Per Share         Date
----                            ----------------      ------------------    --------------   -----------
W. Reed Foster............          50,000(2)              24.42%               $12.23        02/17/05

Joel E. Peterson..........          50,000(2)              24.42%               $12.23        02/17/05

Callie S. Konno...........          37,500(3)              18.31%               $11.12        02/17/10

Justin M. Faggioli........          37,500(3)              18.31%               $11.12        02/17/10

------------------

(1) Based on options to purchase an aggregate of 204,750 shares of Common Stock granted during the 2000 fiscal year.

(2) Vests in five 20% installment, the first four of which are annual installments beginning on 2/18/00. The fifth installment vests 30 days prior to the expiration date of the option.

(3)  Vests at the rate of 20% per year over a five-year period.

Aggregated  Option  Exercises  In Last  Fiscal Year  And  Fiscal Year-End Option
Values.

         The  following  table  shows the  number  of  shares  of  Common  Stock represented  by  outstanding  stock options held by each of the Named  Executive
Officers as of June 30, 2000. None of our Named Executive Officers exercised any stock options during the 2000 fiscal year.
                                               Number of Securities                  Value of Unexercised
                                              Underlying Unexercised                 In-the-Money Options
                                            Options at Fiscal Year End                at Fiscal Year End
Name (1)                                   Exercisable/Unexercisable(1)          Exercisable/Unexercisable(2)
--------                                   ----------------------------          ----------------------------
W. Reed Foster..................                      10,000/90,000                       $12,700/$114,300
Joel E. Peterson................                      10,000/90,000                       $12,700/$114,300
Callie S. Konno.................                       7,500/67,500                       $17,850/$160,650
Justin M. Faggioli..............                       7,500/67,500                       $17,850/$160,650

------------------

(1) No shares were exercised during Fiscal Year 2000. Therefore, the "Shares Acquired on Exercise" and "Value Realized" columns have been omitted.

(2) Based on a per share price of $13.50, the closing price of our Common Stock as reported by The Nasdaq National Market on June 30, 2000, the last trading day of our fiscal year.

             DIRECTORS' AND OFFICERS' OWNERSHIP OF OUR COMMON STOCK

     The following  tables  set  forth  information   regarding  the  beneficial
ownership of our Common Stock as of September 11, 2000, for:

     o each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock

     o   each of our Directors

     o   each of our Named Executive Officers

     o   all of our Directors and executive officers as a group.

     The address of each of the Directors and executive officers of Ravenswood is c/o Ravenswood Winery, Inc., 18701 Gehricke Road, Sonoma, California 95476.

    The  percentages of shares  outstanding  provided in the tables are based on
4,858,929 shares outstanding as of September 11, 2000.  Beneficial  ownership is determined  in  accordance  with  the  rules  of  the  Securities  and  Exchange
Commission  and generally  includes  voting or investment  power with respect to securities.  Unless  otherwise  indicated,  each  person or entity  named in the tables  has sole  voting  power  and  investment  power,  or shares  voting  and investment  power with his or her spouse,  with respect to all shares of capital stock  listed  as owned by that  person.  Shares  issuable  upon  conversion  of debentures  that are currently  convertible or become  convertible  within sixty days of  September  11,  2000 are  considered  outstanding  for the  purpose  of calculating the percentage of outstanding shares of our Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.
                                                            Number of Shares            Percentage of
                                                            of Common Stock              Common Stock
Name                                                       Beneficially Owned            Outstanding
----                                                       ------------------           --------------
W. Reed Foster...............                                    441,681                      9.06%
Joel E. Peterson.............                                  1,342,370                     27.57%
Justin M. Faggioli...........                                    143,560                      2.94%
Callie S. Konno..............                                     67,350                      1.38%
James F. Wisner..............                                    148,500                      3.06%
Robert E. McGill, III........                                     26,750                      *
John D. Nichols..............                                     72,765                      1.50%
All Directors and Executive Officers as a Group                2,242,976                      45.6%
         *owns less than 1%

    The disclosure regarding the number of shares of Common Stock beneficially owned in the preceding table:

     o with respect to Mr. Foster, includes 10,000 shares issuable upon the exercise of outstanding options and 5,625 shares issuable upon the conversion of outstanding convertible debentures and does not include
         151,200 shares held by an irrevocable trust managed by an independent trustee and established for the benefit of Mr. Foster's children

     o with respect to Mr. Peterson, includes 10,000 shares issuable upon the exercise of outstanding options but does not include 151,200 shares held by an irrevocable trust managed by an independent trustee and established for the benefit of Mr. Peterson's children

     o with respect to Mr. Faggioli, includes 7,500 shares issuable upon the exercise of outstanding options and 12,085 shares issuable upon the conversion of outstanding convertible debentures (4,789 of which are issuable to Mr. Faggioli's spouse), 1,000 shares held by Mr. Faggioli's spouse and 4,000 shares held in trusts for Mr. Faggioli's children, for which Mr. Faggioli serves as trustee

     o with respect to Ms. Konno, includes 7,500 shares issuable upon the exercise of outstanding options

     o with respect to Mr. Wisner, includes 1,000 shares issuable upon the exercise of outstanding options and 31,500 shares held by Mr. Wisner's spouse

     o with respect to Mr. McGill, includes 1,000 shares issuable upon the exercise of outstanding options and 5,625 shares issuable upon the conversion of outstanding convertible debentures and 13,500 shares held in a family trust established for the benefit of Mr. McGill

     o with respect to our Directors and executive officers as a group, includes 23,335 shares issuable upon the conversion of immediately convertible debentures and 37,000 shares issuable upon exercise of immediately exercisable options.

                              CERTAIN TRANSACTIONS

    On August 25, 1992, we entered into a deferred compensation agreement with Reed Foster, our Chairman and Chief Executive Officer, entitling him to receive, upon termination of his employment, the value of 345,731 shares of Common Stock, payable in shares or cash at our discretion. Effective July 1, 1998, we mutually terminated this arrangement, issued 345,731 shares of Common Stock to Mr. Foster, and agreed to lend him up to $335,000 to pay taxes related to his receipt of these shares. The loan, which had a balance of $310,000 on June 30, 2000, is due on December 21, 2008, with interest payable annually at 5.3% per annum. The loan is unsecured.

    From August until December 1998, the following officers and Directors participated in our private placement of an aggregate of $1.7 million of convertible debentures and $1.7 million of Common Stock:

                                                                 Amount
Name                                        Security            Purchased
----                                        --------            ---------

W. Reed Foster................     Convertible Debentures       $  62,500
                                   Common Stock                 $  62,500
Justin M. Faggioli............     Convertible Debentures       $ 134,283
                                   Common Stock                 $ 187,500
Robert E. McGill, III.........     Convertible Debentures       $  62,500
                                   Common Stock                 $  62,500

Each $10,000 convertible debenture is convertible into 900 shares of Common Stock. The price of the Common Stock sold in the private placement was $7.94 per share. The purchase price of the securities sold to these officers and Directors in the private placement was determined based on our Board of Directors' good faith determination of the fair market value of the securities, and was equivalent to the price paid for the securities by unrelated third parties in the transaction.

     In connection with the proposed expansion of our new facility, which we refer to as the Quarry Facility, we entered into an agreement to lease approximately 20 acres of land in Sonoma County, California from Sandra D. Donnell and Bruce B. Donnell, the wife and brother-in-law, respectively, of Mr. Faggioli, our Executive Vice President. The lease, which is dated as of January 1, 1999, and is subject to annual adjustments, provides for monthly payments and expires on December 31, 2032. Our payments to Ms. Donnell and Mr. Donnell under the current and prior lease totaled $29,255 for calendar 1999 and are expected to total $30,000 for calendar 2000.

     Mr. Faggioli, Ms. Donnell and Mr. Donnell, together, are 15% partners in Sangiacomo-El Novillero Vineyards. This partnership sells a portion of its grapes to us. Our payments to the partnership for these grapes totaled $49,609 in calendar year 1999 and is expected to total approximately $60,000 in calendar 2000.

     Mr. Peterson's wife, Madeleine Deininger, serves as one of our wine brokers in the New England states. Under this arrangement, Ms. Deininger received sales commissions totaling $240,808.68 in calendar 1999 and is expected to receive a total of approximately $300,000 in calendar 2000.

     In February 1999, we paid off the balance of a loan made by Mr. Foster to our company. The total amount paid, including principal and interest, was approximately $217,588.

     In March 1999, we paid off the balance of a loan made by Mr. Peterson to our company. The total amount paid, including principal and interest, was approximately $74,644.

    In March 1999, Mr. Peterson paid of the balance of a loan made by our company to him. The total amount paid, including principal and interest, was approximately $29,714.

    We believe these transactions were in our company's best interest. As a matter of policy, the transactions were, and all future transactions between our company and any of its officers, Directors or principal shareholders will be, approved by a majority of the disinterested members of the Board of Directors, will be on terms no less favorable to our company than could be obtained from unaffiliated third parties and will be to serve bona fide business purposes of our company.

                    DIRECTORS' AND OFFICERS' INDEMNIFICATION

     Our bylaws require that we indemnify our Directors and officers, to the extent permitted under California law. They are indemnified against any costs, expenses (including legal fees) and other liabilities in connection with their service to our company. We have purchased liability insurance to insure against liabilities of our Directors and officers. We have also entered into indemnification agreements with each of our Directors and executive officers. The insurance and indemnification agreements supplement the provisions of our Articles of Incorporation that eliminate the potential liability of Directors and officers to our company or its shareholders, in certain situations, as permitted by law.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that during the 2000 fiscal year, all SEC filings of Directors, officers and ten-percent shareholders complied with the requirements of Section 16 of the Securities Exchange Act. This belief is based on our review of forms filed, or written notice that no forms were required.

                                  OTHER MATTERS

     Proxy Solicitation. The expense of solicitation of proxies will by borne by our company. In addition to solicitation of proxies by mail, certain officers, Directors and employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. We are required to request that brokers and nominees who hold stock in their name furnish these proxy materials to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses related to that effort.

                                  ANNUAL REPORT

     We will provide a copy of our 2000 Annual Report to Shareholders, without charge, to any shareholder who makes a written request to Justin M. Faggioli, Secretary, Ravenswood Winery, Inc., 18701 Gehricke Road, Sonoma, California 95476.

                                          By Order of the Board of Directors,



                                          Justin M. Faggioli
                                          Executive Vice President and Secretary

Sonoma, California
October 6, 2000

                                                                      APPENDIX A

--------------------------------------------------------------------------------

PROXY                        RAVENSWOOD WINERY, INC.                       PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF RAVENSWOOD WINERY, INC.

    The undersigned, revoking all previous proxies relating to its shares of common stock ("Shares") of Ravenswood Winery, Inc. (the "Company"), hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement in connection with the Annual Meeting of Shareholders of the Company to be held at 11:00 A.M., Pacific Time, on November 7, 2000 at the Quarry Facility, 26200 Arnold Drive, Sonoma, California 95476, and hereby appoints W. Reed Foster, Joel E. Peterson, Justin M. Faggioli and Callie S. Konno and each of them, the proxy of the undersigned, each with full power of substitution, to vote all Shares which the undersigned is entitled to vote either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting and at any adjournments or postponements thereof upon all matters that may properly come before the meeting and with all powers the undersigned would have if personally present. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote or act as indicated herein.

    THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED FOR THE MATTERS DESCRIBED HEREIN UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS SPECIFIED. SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, PLEASE MARK THE APPROPRIATE BOX AND SIGN THE PROXY. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

             (Continued, and to be dated and signed on reverse side)

--------------------------------------------------------------------------------
                      (DELTA) FOLD AND DETACH HERE (DELTA)


                                                                                                    [ ]  Please mark
                                                                                                         votes as
                                                                                                         in this
                                                                                                         example.
1. To elect a Board of seven (7) directors.                                              FOR             WITHHOLD
                                                                                         ALL             FOR ALL
                                                                                       NOMINEES          NOMINEES
                                                                                         [ ]                [ ]
   NOMINEES:
   W. Reed Foster, Joel E. Peterson,
   Callie S. Konno, Justin M. Faggioli,
   James F. Wisner,  Robert E. McGill, III and John D. Nichols.

   The Board of Directors recommends a vote
   IN FAVOR OF the directors listed above and a vote
   IN FAVOR OF each of the listed proposals below.

   [ ]____________________________________________
      For all nominees except
      as noted above

                                                                                   FOR       AGAINST         ABSTAIN
2. To ratify the amendment to Ravenswood's 1999 Equity Incentive Plan              [ ]         [ ]             [ ]


3. To ratify the appointment of Odenberg, Ulakko,                                  [ ]         [ ]             [ ]
   Muranishi & Co., LLP as independent auditors of
   Ravenswood for the period ending June 30, 2001.

4. To vote upon such other business as may properly                                [ ]         [ ]             [ ]
   come before the meeting.

   MARK HERE IF YOU PLAN TO ATTEND THE MEETING.                                    [ ]

                                                     Please  sign  exactly  as  your  name  appears  on  your  stock certificate.  Joint  owners  should each sign.  When signing as attorney, executor, administrator,  trustee or guardian, please give full title as such. When shares are held by joint tenants, both  should  sign.  If a  corporation,  please  sign  in  full corporate name by President or other authorized  officer.  If a partnership,  please  sign in  partnership  name by  authorized person.

                                                     MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

                                                     ___________________________________________ [ ]

                                                     ___________________________________________

Signature(s)______________________________________________________________ Dated ___________________________________


--------------------------------------------------------------------------------------------------------------------
                                       (DELTA) FOLD AND DETACH HERE (DELTA)